Exhibit 3.04

AMENDED AND RESTATED BYLAWS

OF

ACUCELA INC.

Originally adopted on June 28, 2002.

Amendments are listed on page i

AMENDMENTS

Section	Effect of Amendment	Date of Amendment

	Changed name from Acugen Neuropeutics Inc. to Acucela Inc.	February 14, 2003

Section 3.2	Increased Board size to maximum of six (6)	September 11, 2013

Amendment and restatement

-i-

Amended and Restated Bylaws

of

ACUCELA INC.

SECTION 1. OFFICES

The principal office of the corporation shall be located at the principal place of business or such other place as the Board of Directors (“Board”) may designate. The corporation may have such other offices as the Board may designate or as the business of the corporation may require.

SECTION 2. SHAREHOLDERS

2.1	Annual Meeting

The annual meeting of the shareholders to elect Directors and transact such other business as may properly come before the meeting shall be held on a date not more than 180 days after the end of the corporation’s fiscal year, such date and time to be determined by the Board.

2.2	Special Meetings

The Chairman of the Board, the President or the Board may call special meetings of the shareholders for any purpose. Further, a special meeting of the shareholders shall be held if the holders of not less than 10% of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have dated, signed and delivered to the Secretary one or more written demands for such meeting, describing the purpose or purposes for which it is to be held. Such written demands to the Secretary of the corporation shall be accompanied by a notice setting forth the information required by Section 2.3.1 as to the business proposed to be conducted and any nominations proposed to be presented at such meeting and as to the shareholder(s) proposing such business or nominations, and by a representation by the shareholder(s) that within five business days after the record date for any such meeting it will provide such information as of the record date for such meeting. A special meeting demanded by shareholders shall be held at such date, time and place within or without the State of Washington as may be fixed by the Board; provided, however, that the date of any such special meeting shall not be more than 90 days after a demand that complies with this Section 2.2 to call the special meeting is received by the Secretary of the corporation. Notwithstanding the foregoing, a special meeting demanded by shareholders shall not be held if either (a) the Board has called or calls for an annual meeting of shareholders to be held within 90 days after the Secretary of the corporation receives the request for the special meeting and the Board determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) the business specified in the demand or (b) an annual or special meeting that included the business specified in the demand (as determined in good faith by the Board) was held not more than 90 days before the demand to call the special meeting was received by the Secretary of the corporation. A shareholder may revoke a demand for a special meeting at any time by written revocation delivered to the Secretary of the corporation, and if such revoking shareholder had joined with other shareholders to submit the demand for a special meeting pursuant to this Section 2.2, and if the remaining unrevoked demands from shareholders joining in such request represent less than the requisite number of shares entitling the shareholders to request the calling of a special meeting, the Board, in its discretion, may refrain from calling the special meeting or cancel the special meeting, as the case may be. Business transacted at a special meeting demanded by shareholders shall be limited to the purpose(s) stated in the demand for meeting, provided, however, that the Board shall have the authority in its discretion to submit additional matters to the shareholders, and to cause other business to be transacted, at any special meeting demanded by shareholders provided such matters are stated in the corporation’s notice of such meeting.

2.3	Business Conducted at a Meeting

2.3.1	Annual Meetings of Shareholders

At an annual meeting of shareholders, an item of business may be conducted, and a proposal may be considered and acted upon, only if such item or proposal is brought before the meeting (i) by, or at the direction of, the Board, or (ii) by any shareholder of the corporation who is entitled to vote at the meeting and who complies with the procedures set forth in the remainder of this Section 2.3.1. This Section 2.3 shall not apply to matters of procedure that are subject to the authority of the chairman of the meeting.

For nominations or another item of business or proposal to be brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation and such other item of business or proposal must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal office of the corporation (i) not less than 120 days prior to the first anniversary of the date that the corporation’s proxy statement was first released to shareholders in connection with the previous year’s annual meeting; (ii) a reasonable time before the corporation begins to print and mail its proxy materials if the date of the current year’s annual meeting has been changed by more than 30 days from the date of the previous year’s meeting; or (iii) not more than seven days following the mailing to shareholders of the notice of annual meeting with respect to the current year’s annual meeting, if the corporation did not release a proxy statement to shareholders in connection with the previous year’s annual meeting, or if no annual meeting was held during such year.

A shareholder’s notice to the Secretary under Section 2.3 shall set forth, (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to each item of business or proposal the shareholder intends to bring before the meeting (a) a brief description of the item of business or proposal and the reasons for bringing it before the meeting, (b) the name and address, as they appear on the corporation’s books, of the shareholder and of any other shareholders that the shareholder knows or anticipates will support the item of business or proposal, (c) the number and class of shares of stock of the corporation that are beneficially owned on the date of such notice by the shareholder and by any such other shareholders, and (d) any material financial or other interest of the shareholder (or any such other shareholders) in such item of business or proposal and/or the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner and (y) the class and number of shares of the corporation that are owned beneficially and held of record by such shareholder and such beneficial owner.

The Board, or a designated committee thereof, may reject a shareholder’s notice that is not timely given in accordance with the terms of Section 2.3. If the Board, or a designated committee thereof, determines that the information provided in a timely shareholder’s notice does not satisfy the requirements of Section 2.3 in any material respect, the Secretary of the corporation shall notify the shareholder of the deficiency in the notice. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five days from the date such deficiency notice is given to the shareholder, as the Board or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the requirements of Section 2.3 in any material respect, then the Board or such committee may reject the shareholder’s notice.

2.3.2	Special Meeting of Shareholders

Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation’s notice of such meeting. Nominations of candidates for election as directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation’s notice of such meeting (i) by or at the direction of the Board or (ii) provided that the Board has determined that directors shall be elected at such meeting, by any shareholder of the corporation who is a shareholder of record at the time of giving of notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.3. In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors, any such shareholder may nominate a candidate or candidates (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if the shareholder’s notice required by Section 2.3.1 shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

2.3.3	General

Notwithstanding the procedures set forth in Section 2.3, if a shareholder proposes to nominate one or more candidates for election as directors or desires to bring another item of business or proposal before an annual meeting, and neither the Board nor any committee thereof has made a prior determination of whether the shareholder has complied with the procedures set forth in this Section 2.3 in connection with such nomination or other item of business or proposal, then the chairman of the meeting shall determine and declare at the meeting whether the shareholder has so complied. If the chairman determines that the shareholder has so complied, then the chairman shall so state and ballots shall be provided for use at the meeting with respect to such nomination or other item of business or proposal. If the chairman determines that the shareholder has not so complied, then, unless the chairman, in his or her sole and absolute discretion, determines to waive such compliance, the chairman shall state that the shareholder has not so complied and the nomination or other item of business or proposal shall not be brought before the meeting.

2.4	Meetings by Communications Equipment

Shareholders may participate in any meeting of the shareholders by any means of communication by which all persons participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

2.5	Date, Time and Place of Meeting

Except as otherwise provided in these Bylaws, all meetings of shareholders, including those held pursuant to demand by shareholders, shall be held on such date and at such time and place designated by or at the direction of the Board.

2.6	Notice of Meeting

Written or electronic notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by or at the direction of the Board, the Chairman of the Board, the President or the Secretary to each shareholder entitled to notice of or to vote at the meeting not less than 10 nor more than 60 days before the meeting, except that notice of a meeting to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, the sale, lease, exchange or other disposition of all or substantially all of the corporation’s assets other than in the regular course of business or the dissolution of the corporation shall be given not less than 20 or more than 60 days before such meeting to all shareholders of record, whether or not entitled to vote at such meeting. If an annual or special shareholders’ meeting is adjourned to a different date, time or place, no notice of the new date, time or place is required if they are announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, notice of the adjourned meeting must be given to shareholders entitled to notice of or to vote as of the new record date.

Such notice may be transmitted by mail, private carrier, personal delivery, telegraph, teletype or communications equipment that transmits a facsimile of the notice. If these forms of written notice are impractical in the view of the Board, the Chairman of the Board, the President or the Secretary, written notice may be transmitted by an advertisement in a newspaper of general circulation in the area of the corporation’s principal office. If such notice is mailed, it is effective when deposited in the official government mail, first-class postage prepaid, properly addressed to the shareholder at such shareholder’s address as it appears in the corporation’s current record of shareholders. Notice given in any other manner is effective when dispatched to the shareholder’s address, telephone number or other number appearing on the records of the corporation. Any notice given by publication is effective five days after first publication.

Notices to shareholders from the corporation may be provided in an electronic transmission which contains or is accompanied by information from which it can be reasonably verified that the transmission was authorized by the shareholder or by the shareholder’s attorney-in-fact. Subject to contrary provisions in the Washington Business Corporation Act, notice to shareholders in an electronic transmission shall be effective only with respect to shareholders that have consented, in the form of a record, to receive electronically transmitted notices and that have designated in the consent the address, location, or system to which these notices may be electronically transmitted and with respect to a notice that otherwise complies with any other requirements of the Washington Business Corporation Act and any applicable federal law. A shareholder who has consented to receipt of electronically transmitted notices may revoke this consent by delivering a revocation to the corporation in the form of a record. The consent of any shareholder is revoked if (a) the corporation is unable to electronically transmit two consecutive notices given by the corporation in accordance with the consent, and (b) this inability becomes known to the Secretary, the transfer agent, or any other person responsible for giving the notice. The inadvertent failure by the corporation to treat this inability as a revocation does not invalidate any meeting or other action.

2.7	Waiver of Notice

Whenever any notice is required to be given to any shareholder under the provisions of these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act, a waiver of notice in writing, signed by the person or persons entitled to such notice and delivered to the corporation, whether before or after the date and time of the meeting or before or after the action to be taken by consent is effective, shall be the equivalent of the giving of such notice. Further, notice of the time, place and purpose of any meeting will be waived by any shareholder by attendance in person or by proxy, unless such shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

2.8	Fixing of Record Date for Determining Shareholders

For the purpose of determining shareholders entitled (a) to notice of or to vote at any meeting of shareholders or any adjournment thereof, (b) to demand a special meeting, or (c) to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board may fix a future date as the record date for any such determination. Such record date shall be not more than 70 days, and, in case of a meeting of shareholders, not less than 10 days, prior to the date on which the particular action requiring such determination is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting, the record date shall be the day immediately preceding the date on which notice of the meeting is first given to shareholders. Such a determination shall apply to any adjournment of the meeting unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is set for the determination of shareholders entitled to receive payment of any stock dividend or distribution (other than one involving a purchase, redemption, or other acquisition of the corporation’s shares) the record date shall be the date the Board authorizes the stock dividend or distribution.

2.9	Voting Record

At least 10 days before each meeting of shareholders, an alphabetical list of the shareholders entitled to notice of such meeting shall be made, arranged by voting group and by each class or series of shares, with the address of and number of shares held by each shareholder. This record shall be kept at the principal office of the corporation for 10 days prior to such meeting, and shall be kept open at such meeting, for the inspection of any shareholder or any shareholder’s agent or attorney. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at the meeting.

2.10	Quorum

A majority of the votes entitled to be cast on a matter by the holders of shares that, pursuant to the Articles of Incorporation or the Washington Business Corporation Act, are entitled to vote and be counted collectively upon such matter, represented in person or by proxy, shall constitute a quorum of such shares at a meeting of shareholders. If less than a majority of such votes are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time. Any business may be transacted at a reconvened meeting that might have been transacted at the meeting as originally called, provided a quorum is present or represented at such meeting. At a reconvened meeting at which a quorum is present any business may be transacted at the meeting as may have been brought at the adjourned meeting. If a meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if a new date, time, or place is announced at the meeting before adjournment; however, if the Washington Business Corporation Act requires that a new record date for the adjourned meeting must be fixed, then notice of the adjourned meeting must be given to persons who are shareholders as of the new record date. In the case of any meeting of shareholders that is adjourned more than once because of the failure of a quorum to attend, those who attend the third convening of such meeting, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors, provided that the percentage of shares represented at the third convening of such meeting shall not be less than one-third of the shares entitled to vote. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment (unless a new record date is or must be set for the adjourned meeting) notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

2.11	Manner of Acting

If a quorum is present, action on a matter other than the election of Directors shall be approved if the votes cast in favor of the action by the shares entitled to vote and be counted collectively upon such matter exceed the votes cast against such action by the shares entitled to vote and be counted collectively thereon, unless the Articles of Incorporation or the Washington Business Corporation Act requires a greater number of affirmative votes.

2.12	Proxies

A shareholder may vote by proxy executed in writing by the shareholder or by his or her attorney-in-fact or agent. Such proxy shall be effective when received by the Secretary or other officer or agent authorized to tabulate votes. A proxy shall become invalid 11 months after the date of its execution, unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle its holder to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment.

2.13	Voting of Shares

Except as provided in the Articles of Incorporation, each outstanding share entitled to vote with respect to a matter submitted to a meeting of shareholders shall be entitled to one vote upon such matter.

2.14	Voting for Directors

Each shareholder entitled to vote at an election of Directors may vote, in person or by proxy, the number of shares owned by such shareholder for as many persons as there are Directors to be elected and for whose election such shareholder has a right to vote. Unless otherwise provided in the Articles of Incorporation, the candidates elected shall be those receiving the largest number of votes cast, up to the number of Directors to be elected.

SECTION 3. BOARD OF DIRECTORS

3.1	General Powers

All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board, except as may be otherwise provided in these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act.

3.2	Number and Tenure

The Board shall be composed of not less than one (1) nor more than seven (7) Directors, the specific number to be set by resolution of the Board. The number of Directors may be changed from time to time by amendment to these Bylaws, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Unless a Director dies, resigns, or is removed, his or her term of office shall expire at the next annual meeting of shareholders; provided, however, that a Director shall continue to serve until his or her successor is elected or until there is a decrease in the authorized number of Directors. Directors need not be shareholders of the corporation or residents of the state of Washington and need not meet any other qualifications.

3.3	Annual and Regular Meetings

An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of shareholders. By resolution the Board, or any committee designated by the Board, may specify the time and place for holding regular meetings without notice other than such resolution.

3.4	Special Meetings

Special meetings of the Board or any committee designated by the Board may be called by or at the request of the Chairman of the Board, the President, the Secretary or, in the case of special Board meetings, any two Directors and, in the case of any special meeting of any committee designated by the Board, by its Chairman. The person or persons authorized to call special meetings may fix any place for holding any special Board or committee meeting called by them.

3.5	Meetings by Communications Equipment

Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by, or conduct the meeting through the use of, any means of communication by which all Directors participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

3.6	Notice of Special Meetings

Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a Director in writing, electronically or orally, as provided below. Neither the business to be transacted at nor the purpose of any special meeting need be specified in the notice of such meeting.

3.6.1	Personal Delivery

If notice is given by personal delivery, the notice shall be delivered to a Director at least two days before the meeting.

3.6.2	Delivery by Mail

If notice is delivered by mail, the notice shall be deposited in the official government mail at least five days before the meeting, properly addressed to a Director at his or her address shown on the records of the corporation, with postage thereon prepaid.

3.6.3	Delivery by Private Carrier

If notice is given by private carrier, the notice shall be dispatched to a Director at his or her address shown on the records of the corporation at least three days before the meeting.

3.6.4	Facsimile Notice

If notice is delivered by wire or wireless equipment that transmits a facsimile of the notice, the notice shall be dispatched at least two days before the meeting to a Director at his or her telephone number or other number appearing on the records of the corporation.

3.6.5	Delivery by Telegraph

If notice is delivered by telegraph, the notice shall be delivered to the telegraph company for delivery to a Director at his or her address shown on the records of the corporation at least three days before the meeting.

3.6.6	Oral Notice

If notice is delivered orally, by telephone, in person or by wire or wireless equipment that does not transmit a facsimile of the notice, the notice shall be communicated to the Director at least two days before the meeting.

3.6.7	Electronic Transmission

Notice may be provided in an electronic transmission which contains or is accompanied by information from which it can be reasonably verified that the transmission was authorized by the Director. Subject to contrary provisions in the Washington Business Corporation Act, notice to Directors in an electronic transmission shall be effective only with respect to Directors that have consented, in the form of a record, to receive electronically transmitted notices and that have designated in the consent the address, location, or system to which these notices may be electronically transmitted and with respect to a notice that otherwise complies with any other requirements of the Washington Business Corporation Act and any applicable federal law. A Director who has consented to receipt of electronically transmitted notices may revoke this consent by delivering a revocation to the corporation in the form of a record. The consent of any Director is revoked if (a) the corporation is unable to electronically transmit two consecutive notices given by the corporation in accordance with the consent, and (b) this inability becomes known to the Secretary, the transfer agent, or any other person responsible for giving the notice. The inadvertent failure by the corporation to treat this inability as a revocation does not invalidate any meeting or other action.

3.6.8	Posting Electronic Notice

Notice may be provided to Directors who have consented to receipt of electronically transmitted notices by posting the notice on an electronic network and delivering to such Directors a separate record of the posting, together with comprehensible instructions regarding how to obtain access to the posting on the electronic network not less than five days before the meeting. Notice is effective when it has been posted to an electronic network and a separate record of the posting has been delivered to the recipient as provided by this Section 3.6.7.

3.7	Waiver of Notice

3.7.1	In Writing

Whenever any notice is required to be given to any Director under the provisions of these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice and delivered to the corporation, whether before or after the date and time of the meeting, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board or any committee designated by the Board need be specified in the waiver of notice of such meeting.

3.7.2	By Attendance

A Director’s attendance at or participation in a Board or committee meeting shall constitute a waiver of notice of such meeting, unless the Director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at such meeting and does not thereafter vote for or assent to action taken at the meeting.

3.8	Quorum

A majority of the number of Directors fixed by or in the manner provided in these Bylaws shall constitute a quorum for the transaction of business at any Board meeting but, if less than a majority are present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice. A majority of the number of Directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a majority are present at a meeting, a majority of such Directors present may adjourn the committee meeting from time to time without further notice.

3.9	Manner of Acting

If a quorum is present when the vote is taken, the act of the majority of the Directors present at a Board or committee meeting shall be the act of the Board or such committee, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act.

3.10	Presumption of Assent

A Director of the corporation who is present at a Board or committee meeting at which any action is taken shall be deemed to have assented to the action taken unless (a) the Director objects at the beginning of the meeting, or promptly upon the Director’s arrival, to holding the meeting or transacting any business at such meeting, (b) the Director’s dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the Director delivers written notice of the Director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

3.11	Action by Board or Committees Without a Meeting

Any action that could be taken at a meeting of the Board or of any committee created by the Board may be taken without a meeting if one or more written consents setting forth the action so taken are signed by each of the Directors or by each committee member either before or after the action is taken and delivered to the corporation. Action taken by written consent of Directors without a meeting is effective when the last Director signs the consent, unless the consent specifies a later effective date. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

3.12	Resignation

Any Director may resign from the Board or any committee of the Board at any time by delivering either oral tender of resignation at any meeting of the Board or any committee or written notice to the Chairman of the Board, the President, the Secretary or the Board. Any such resignation is effective upon delivery thereof unless the notice of resignation specifies a later effective date and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.13	Removal

At a meeting of shareholders called expressly for that purpose, one or more members of the Board, including the entire Board, may be removed with or without cause (unless the Articles of Incorporation permit removal for cause only) by the holders of the shares entitled to elect the Director or Directors whose removal is sought if the number of votes cast to remove the Director exceeds the number of votes cast not to remove the Director.

3.14	Vacancies

Unless the Articles of Incorporation provide otherwise, any vacancy occurring on the Board may be filled by the shareholders, the Board or, if the Directors in office constitute fewer than a quorum, by the affirmative vote of a majority of the remaining Directors. Any vacant office to be held by a Director elected by the holders of one or more classes or series of shares entitled to vote and be counted collectively thereon shall be filled only by the vote of the holders of such class or series of shares. A Director elected to fill a vacancy shall serve only until the next election of Directors by the shareholders.

3.15	Executive and Other Committees

3.15.1	Creation of Committees

The Board, by resolution adopted by the greater of a majority of the Directors then in office and the number of Directors required to take action in accordance with these Bylaws, may create standing or temporary committees, including an Executive Committee, and appoint members from its own number and invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board, the Articles of Incorporation, these Bylaws and applicable law. Each committee must have two or more members, who shall serve at the pleasure of the Board.

3.15.2	Authority of Committees

Each committee shall have and may exercise all of the authority of the Board to the extent provided in the resolution of the Board creating the committee and any subsequent resolutions adopted in like manner, except that no such committee shall have the authority to: (1) authorize or approve a distribution except according to a general formula or method prescribed by the Board, (2) approve or propose to shareholders actions or proposals required by the Washington Business Corporation Act to be approved by shareholders, (3) fill vacancies on the Board or any committee thereof, (4) amend the Articles of Incorporation pursuant to RCW 23B.10.020, (5) adopt, amend or repeal Bylaws, (6) approve a plan of merger not requiring shareholder approval, or (7) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares except that the Board may authorize a committee or a senior executive officer of the corporation to do so within limits specifically prescribed by the Board.

3.15.3	Minutes of Meetings

All committees shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

3.15.4	Removal

The Board may remove any member of any committee elected or appointed by it but only by the affirmative vote of the greater of a majority of the Directors then in office and the number of Directors required to take action in accordance with these Bylaws.

3.16	Compensation

By Board resolution, Directors and committee members may be paid their expenses, if any, of attendance at each Board or committee meeting, or a fixed sum for attendance at each Board or committee meeting, or a stated salary as Director or a committee member, or a combination of the foregoing. No such payment shall preclude any Director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 4. OFFICERS

4.1	Appointment and Term

The officers of the corporation shall be those officers appointed from time to time by the Board or by any other officer empowered to do so. The Board shall have sole power and authority to appoint executive officers. As used herein, the term “executive officer” shall mean the President, any Vice President in charge of a principal business unit, division or function or any other officer who performs a policy-making function. The Board or the President may appoint such other officers and assistant officers to hold office for such period, have such authority and perform such duties as may be prescribed. The Board may delegate to any other officer the power to appoint any subordinate officers and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person. Unless an officer dies, resigns or is removed from office, he or she shall hold office until his or her successor is appointed.

4.2	Resignation

Any officer may resign at any time by delivering written notice to the corporation. Any such resignation is effective upon delivery, unless the notice of resignation specifies a later effective date, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

4.3	Removal

Any officer may be removed by the Board at any time, with or without cause. An officer or assistant officer, if appointed by another officer, may be removed by any officer authorized to appoint officers or assistant officers.

4.4	Contract Rights of Officers

The appointment of an officer does not itself create contract rights.

4.5	Chairman of the Board

If appointed, the Chairman of the Board shall perform such duties as shall be assigned to him or her by the Board from time to time, and shall preside over meetings of the Board and shareholders unless another officer is appointed or designated by the Board as Chairman of such meetings.

4.6	President

If appointed, the President shall be the chief executive officer of the corporation unless some other officer is so designated by the Board, shall preside over meetings of the Board and shareholders in the absence of a Chairman of the Board, and, subject to the Board’s control, shall supervise and control all of the assets, business and affairs of the corporation. In general, the President shall perform all duties incident to the office of President and such other duties as are prescribed by the Board from time to time. If no Secretary has been appointed, the President shall have responsibility for the preparation of minutes of meetings of the Board and shareholders and for authentication of the records of the corporation.

4.7	Vice President

In the event of the death of the President or his or her inability to act, the Vice President (or if there is more than one Vice President, the Vice President who was designated by the Board as the successor to the President, or if no Vice President is so designated, the Vice President first elected to such office) shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or by or at the direction of the Board.

4.8	Secretary

If appointed, the Secretary shall be responsible for preparation of minutes of the meetings of the Board and shareholders, maintenance of the corporation records and stock registers, and authentication of the corporation’s records and shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

4.9	Treasurer

If appointed, the Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws, and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

4.10	Salaries

The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the corporation.

SECTION 5. CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.1	Contracts

The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

5.2	Loans to the Corporation

No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

5.3	Checks, Drafts, Etc.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.

5.4	Deposits

All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.

SECTION 6. CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1	Issuance of Shares

No shares of the corporation shall be issued unless authorized by the Board, or by a committee designated by the Board to the extent such committee is empowered to do so.

6.2	Certificates for Shares

Shares may but need not be represented by certificates. Certificates representing shares of the corporation shall be signed, either manually or in facsimile, by the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary and shall include on their face written notice of any restrictions that may be imposed on the transferability of such shares. All certificates shall be consecutively numbered or otherwise identified.

6.3	Shares without Certificates

The Board of Directors may authorize the issue of some or all of the shares without certificates. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a record containing the information required on certificates by the Washington Business Corporation Act.

6.4	Stock Records

The stock transfer books shall be kept at the principal office of the corporation or at the office of the corporation’s transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

6.5	Restriction on Transfer

Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer restrictions are not required, all certificates representing shares of the corporation shall bear a legend on the face of the certificate, or on the reverse of the certificate if a reference to the legend is contained on the face, which reads substantially as follows:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws (collectively, the “Acts”). No interest in such shares may be sold, encumbered or otherwise transferred unless (a) there is an effective registration statement under the Acts covering the transaction, (b) this corporation receives an opinion of counsel satisfactory to this corporation stating that such registration is not required under the Acts, or (c) this corporation otherwise satisfies itself that such registration is not required under the Acts.”

6.6	Transfer of Shares

The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled.

6.7	Lost or Destroyed Certificates

In the case of a lost, destroyed or damaged certificate, a new certificate may be issued in its place upon such terms and indemnity to the corporation as the Board may prescribe.

SECTION 7. BOOKS AND RECORDS

The corporation shall:

(a) Keep as permanent records minutes of all meetings of its shareholders and the Board, a record of all actions taken by the shareholders or the Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of the corporation.

(b) Maintain appropriate accounting records.

(c) Maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each; provided, however, such record may be maintained by an agent of the corporation.

(d) Maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

(e) Keep a copy of the following records at its principal office:

1. the Articles of Incorporation and all amendments thereto as currently in effect;

2. these Bylaws and all amendments thereto as currently in effect;

3. the minutes of all meetings of shareholders and records of all action taken by shareholders without a meeting, for the past three years;

4. the financial statements described in Section 23B.16.200(1) of the Washington Business Corporation Act, for the past three years;

5. all written communications to shareholders generally within the past three years;

6. a list of the names and business addresses of the current Directors and officers; and

7. the most recent annual report delivered to the Washington Secretary of State.

SECTION 8. ACCOUNTING YEAR

The accounting year of the corporation shall be the twelve months ending December 31, provided that if a different accounting year is at any time selected by the Board for purposes of federal income taxes, or any other purpose, the accounting year shall be the year so selected.

SECTION 9. SEAL

The Board may provide for a corporate seal that shall consist of the name of the corporation, the state of its incorporation and the year of its incorporation.

SECTION 10. INDEMNIFICATION

10.1	Right to Indemnification

Each person who was, is or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereafter a “proceeding”), by reason of the fact that he or she is or was a Director or officer of the corporation or, that being or having been such a Director or officer of the corporation, he or she is or was serving at the request of the corporation as a Director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (hereafter an “indemnitee”), whether the basis of a proceeding is alleged action in an official capacity or in any other capacity while serving as such a Director, officer, partner, trustee, employee or agent shall be indemnified and held harmless by the corporation against all losses, claims, damages (compensatory, exemplary, punitive or otherwise), liabilities and expenses (including attorneys’ fees, costs, judgments, fines, ERISA excise taxes or penalties, amounts to be paid in settlement and any other expenses) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director or officer of the Company or a Director, officer partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Except as provided in subsection 10.4 of this Section with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if a proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this Section shall be a contract right.

10.2	Restrictions on Indemnification

No indemnification shall be provided to any such indemnitee for acts or omissions of the indemnitee finally adjudged to be intentional misconduct or a knowing violation of law, for conduct of the indemnitee finally adjudged to be in violation of Section 23B.08.310 of the Washington Business Corporation Act, for any transaction with respect to which it was finally adjudged that such indemnitee personally received a benefit in money, property or services to which the indemnitee was not legally entitled or if the corporation is otherwise prohibited by applicable law from paying such indemnification. Notwithstanding the foregoing, if Section 23B.08.560 or any successor provision of the Washington Business Corporation Act is hereafter amended, the restrictions on indemnification set forth in this subsection 10.2 shall be as set forth in such amended statutory provision.

10.3	Advancement of Expenses

The right to indemnification conferred in this Section shall include the right to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”). An advancement of expenses shall be made upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified.

10.4	Right of Indemnitee to Bring Suit

If a claim under subsection 10.1 or 10.3 of this Section is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part, in any such suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of litigating such suit. The indemnitee shall be presumed to be entitled to indemnification under this Section upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, when the required undertaking has been tendered to the corporation) and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled.

10.5	Procedures Exclusive

Pursuant to Section 23B.08.560(2) or any successor provision of the Washington Business Corporation Act, the procedures for indemnification and the advancement of expenses set forth in this Section are in lieu of the procedures required by Section 23B.08.550 or any successor provision of the Washington Business Corporation Act.

10.6	Nonexclusivity of Rights

Except as set forth in subsection 10.5, the right to indemnification and the advancement of expenses conferred in this Section shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws of the corporation, general or specific action of the Board or shareholders, contract or otherwise.

10.7	Insurance, Contracts and Funding

The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, partner, trustee, employee or agent of the corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the corporation would have the authority or right to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act or other law. The corporation may enter into contracts with any Director, officer, partner, trustee, employee or agent of the corporation in furtherance of the provisions of this Section and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section.

10.8	Indemnification of Employees and Agents of the Corporation

In addition to the rights of indemnification set forth in subsection 10.1, the corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees and agents or any class or group of employees and agents of the corporation (a) with the same scope and effect as the provisions of this Section with respect to indemnification and the advancement of expenses of Directors and officers of the corporation; (b) pursuant to rights granted or provided by the Washington Business Corporation Act; or (c) as are otherwise consistent with law.

10.9	Persons Serving Other Entities

Any person who, while a Director or officer of the corporation, is or was serving (a) as a Director, officer, employee or agent of another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the corporation or (b) as a partner, trustee or otherwise in an executive or management capacity in a partnership, joint venture, trust, employee benefit plan or other enterprise of which the corporation or a majority owned subsidiary of the corporation is a general partner or has a majority ownership shall conclusively be deemed to be so serving at the request of the corporation and entitled to indemnification and the advancement of expenses under subsections 10.1 and 10.3 of this Section.

SECTION 11. AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board, except that the Board may not repeal or amend any Bylaw that the shareholders have expressly provided, in amending or repealing such Bylaw, may not be amended or repealed by the Board. The shareholders may also alter, amend and repeal these Bylaws or adopt new Bylaws. All Bylaws made by the Board may be amended, repealed, altered or modified by the shareholders.

CERTIFICATE OF ADOPTION OF AMENDED AND RESTATED BYLAWS

OF

ACUCELA INC.

The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of Acucela Inc., a Washington corporation, and that the foregoing Amended and Restated Bylaws were adopted as the Bylaws of the corporation on             ,         .

Executed this      day of             ,         .

David Lowrance, Secretary

SECTION 1.	OFFICES	1

SECTION 2.	SHAREHOLDERS	1

2.1	Annual Meeting	1

2.2	Special Meetings	1

2.3	Business Conducted at a Meeting	2

2.4	Meetings by Communications Equipment	4

2.5	Date, Time and Place of Meeting	4

2.6	Notice of Meeting	4

2.7	Waiver of Notice	5

2.8	Fixing of Record Date for Determining Shareholders	5

2.9	Voting Record	6

2.10	Quorum	6

2.11	Manner of Acting	7

2.12	Proxies	7

2.13	Voting of Shares	7

2.14	Voting for Directors	7

SECTION 3.	BOARD OF DIRECTORS	7

3.1	General Powers	7

3.2	Number and Tenure	7

3.3	Annual and Regular Meetings	8

3.4	Special Meetings	8

3.5	Meetings by Communications Equipment	8

3.6	Notice of Special Meetings	8

3.7	Waiver of Notice	10

3.8	Quorum	10

3.9	Manner of Acting	10

3.10	Presumption of Assent	10

3.11	Action by Board or Committees Without a Meeting	11

3.12	Resignation	11

3.13	Removal	11

3.14	Vacancies	11

3.15	Executive and Other Committees	12

3.16	Compensation	12

SECTION 4.	OFFICERS	13

4.1	Appointment and Term	13

4.2	Resignation	13

4.3	Removal	13

4.4	Contract Rights of Officers	13

4.5	Chairman of the Board	13

4.6	President	13

4.7	Vice President	14

4.8	Secretary	14

4.9	Treasurer	14

4.10	Salaries	14

SECTION 5.	CONTRACTS, LOANS, CHECKS AND DEPOSITS	14

5.1	Contracts	14

5.2	Loans to the Corporation	15

5.3	Checks, Drafts, Etc.	15

5.4	Deposits	15

SECTION 6.	CERTIFICATES FOR SHARES AND THEIR TRANSFER	15

6.1	Issuance of Shares	15

6.2	Certificates for Shares	15

6.3	Shares without Certificates	15

6.4	Stock Records	15

6.5	Restriction on Transfer	16

6.6	Transfer of Shares	16

6.7	Lost or Destroyed Certificates	16

SECTION 7.	BOOKS AND RECORDS	16

SECTION 8.	ACCOUNTING YEAR	17

SECTION 9.	SEAL	17

SECTION 10.	INDEMNIFICATION	17

10.1	Right to Indemnification	17

10.2	Restrictions on Indemnification	18

10.3	Advancement of Expenses	18

10.4	Right of Indemnitee to Bring Suit	19

10.5	Procedures Exclusive	19

10.6	Nonexclusivity of Rights	19

10.7	Insurance, Contracts and Funding	19

10.8	Indemnification of Employees and Agents of the Corporation	19

10.9	Persons Serving Other Entities	20

SECTION 11.	AMENDMENTS	20